Exhibit 99.1

  Immersion Corporation Reports Conversion of Series A Redeemable
      Convertible Preferred Stock Held by Microsoft Corporation

    SAN JOSE, Calif.--(BUSINESS WIRE)--April 7, 2004--

      Conversion eliminates certain rights and privileges held by
                               Microsoft

    Immersion Corporation (Nasdaq:IMMR), a leading developer and licensor of touch feedback technology, reported that on April 2, 2004, its outstanding Series A Redeemable Convertible Preferred Stock ("Series A Preferred Stock") held by Microsoft Corporation was converted into shares of common stock. In accordance with the terms of Immersion's Certificate of Designation of the Powers, Preferences and Rights of Series A Preferred Stock, Microsoft voluntarily elected to convert its 2,185,792 shares of Series A Preferred Stock into the same number of shares of Immersion common stock. These shares of common stock are registered pursuant to a registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on Friday, March 26, 2004, and are freely tradable by Microsoft as a result.
    The conversion of the Series A Preferred Stock into shares of common stock eliminates certain powers, preferences and rights held by Microsoft, including the right to receive cumulative dividends, priority over the holders of Immersion's common stock in receipt of liquidation or merger consideration, the requirement to solicit Microsoft's consent in advance of certain corporate actions, beneficial adjustments to the conversion rate for dilutive issuances, and the ability to force Immersion to redeem the shares of Series A Preferred Stock for more than twice the original purchase price.
    "We view this action by Microsoft as a very positive event for Immersion because it eliminates obligations, such as the redemption buy-back provision and dividend payments, and it removes certain operational limitations," states Victor Viegas, Immersion's CEO.

    About Immersion (www.immersion.com)

    Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing, and marketing digital touch technology and products. Bringing value to markets where man-machine interaction needs to be made more compelling, safer, or productive, Immersion helps its partners broaden market reach by making the use of touch feedback as critical a user experience as sight and sound. Immersion's technology is deployed across personal computing, entertainment, medical training, automotive, and three-dimensional simulation markets. Immersion and its wholly-owned subsidiaries hold more than 230 issued patents worldwide.

    Forward-Looking Statements

    This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.
    All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; any statements regarding future economic conditions or performance, or consumer and market acceptance of force feedback products in general; future development of force feedback products; proposed products or services; any statements regarding future economic conditions or performance; and statements of belief or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business which include, but are not limited to, delay in or failure to achieve commercial demand for Immersion's products or a delay in or failure to achieve the acceptance of force feedback as a critical user experience.
    For a more detailed discussion of these factors and other factors that could cause the Company's actual results to vary materially, interested parties should review the risk factors listed in the Company's most current Form 10-K and the Forms 10-Q for the Company's current fiscal year, which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect the Company's beliefs and predictions as of the date of this release. The Company disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

    CONTACT: A&R Partners
             Elizabeth Conrady, 650-762-2815
             econrady@arpartners.com